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                                                                   Exhibit 10.11

                   FORM OF RESTRICTED STOCK AWARD AGREEMENT

            THIS AGREEMENT (the "Agreement"), dated as of  [            ],
2001, (the "Grant Date") between PRIMEDIA, INC., a Delaware corporation (the
"Company"), and  [      ]  (the "Participant").

            WHEREAS, the Company has adopted the PRIMEDIA 2001 Stock Incentive Plan (the "Plan"), which Plan as it may be amended from time to time is incorporated herein by reference and made a part of this Agreement;

            WHEREAS, the Compensation Committee of the Board of Directors has determined that it would be in the best interests of the Company and its stockholders to grant the restricted stock award provided for herein (the "Restricted Stock Award") to the Participant pursuant to the Plan and the terms set forth herein;

            WHEREAS, the Company and the Participant have entered into an employment agreement dated October 29, 2000 (the "Employment Agreement"); and

            WHEREAS, the Employment Agreement provides for the grant of restricted stock to the Participant;

            NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

            1. GRANT OF THE RESTRICTED SHARES. Subject to the terms and conditions of the Plan, and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Participant a Restricted Stock Award consisting of [ ] shares of Common Stock (the "Restricted Shares"), in consideration of the Participant's payment of the par value of $.01 per share of Common Stock, for a total payment of $[ ]. The Restricted Shares shall vest and become nonforfeitable in accordance with Section 2 hereof. Any capitalized terms not otherwise defined herein shall have the meanings set forth in the Employment Agreement or the Plan.

            2.    VESTING

            (a) Subject to the Participant's continued employment with the Company and the terms of this Agreement, the Restricted Shares shall vest and become nonforfeitable, with respect to twenty-five percent (25%) of the Restricted Shares initially granted hereunder on the first anniversary of the Grant Date, and with respect to an additional 25% of the Restricted Shares on each of the second, third and fourth anniversaries thereof. Notwithstanding the foregoing, in the event the above vesting schedule results in the vesting of any fractional Shares, such fractional Shares shall not be deemed vested hereunder but shall vest and become nonforfeitable when such fractional Shares aggregate whole Shares.

            (b) If the Participant's employment with the Company is terminated for any reason, the Restricted Shares shall, to the extent not then vested, be forfeited by the Participant without consideration; PROVIDED, HOWEVER, that if the Participant is terminated (i) by the Company without Cause (as defined in the Employment Agreement), (ii) by the Participant with Good Reason (as defined in the Employment Agreement) or (iii) due to the Participant's death or Disability (as defined in the Employment Agreement), all Restricted Shares, to the extent not then vested, shall become immediately vested and nonforfeitable; PROVIDED, FURTHER, that if the Participant resigns due to a Diminution (as defined in the Employment Agreement), fifty percent of the Restricted Shares that were not vested as of the date of termination shall become immediately vested and nonforfeitable.

            (c) Notwithstanding any other provision of this Agreement to the contrary, in the event of a Change of Control, the Restricted Shares shall, to the extent not then vested and not previously forfeited, immediately become fully vested and nonforfeitable.

            3. CERTIFICATES. Certificates evidencing the Restricted Shares shall be issued by the Company and shall be registered in the Participant's name on the stock transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to the vesting of such Restricted Shares pursuant to Section 2. The Participant hereby acknowledges and agrees that the Company shall retain custody of such certificate or certificates until the restrictions imposed by Section 2 on the Common Stock granted hereunder lapse. As a condition to the receipt of this Restricted Stock Award, the Participant shall deliver to the Company a stock power or powers, duly endorsed in blank, relating to the Restricted Shares. No certificates shall be issued for fractional Shares.

            4. RIGHTS AS A STOCKHOLDER. The Participant shall be the record owner of the Restricted Shares until or unless such Shares are forfeited pursuant to Section 2 hereof and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights with respect to the Restricted Shares; PROVIDED that (i) any cash or in-kind dividends paid with respect to the Restricted Shares which have not previously vested shall be withheld by the Company and shall be paid to the Participant only when, and if, such Restricted Shares shall become fully vested pursuant to Section 2 and (ii) the Restricted Shares shall be subject to the limitations on transfer and encumbrance set forth in Section 6. As soon as practicable following the vesting of any Restricted Shares pursuant to Section 2, certificates for the Restricted Shares which shall have vested shall be delivered to the Participant or to the Participant's legal guardian or representative along with the stock powers relating thereto.

            5. LEGEND ON CERTIFICATES. The certificates representing the unvested Restricted Shares shall bear a legend stating that the Restricted Shares are subject to the provisions of this Agreement and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

            6. TRANSFERABILITY. The Restricted Shares may not, at any time prior to becoming vested pursuant to Section 2, be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition complies with the provisions of this Agreement or the Plan.

            7. PURCHASER'S EMPLOYMENT BY THE COMPANY. Subject to the terms of the Employment Agreement, nothing contained in this Agreement (i) obligates the Company or any subsidiary of the Company to employ the Participant in any capacity whatsoever or (ii) prohibits or restricts the Company (or any such subsidiary) from terminating the employment of the Participant at any time or for any reason whatsoever, with or without Cause, and the Participant hereby acknowledges and agrees that, except as otherwise provided in the Employment Agreement, neither the Company nor any other person has made any representations or promises whatsoever to the Participant concerning the Participant's employment or continued employment by the Company or any subsidiary of the Company.

            8. CHANGE IN CAPITALIZATION. If, prior to the time the restrictions imposed by Section 2 on the Restricted Shares granted hereunder lapse, the Company shall be reorganized, or consolidated or merged with another corporation or any similar event, any stock, securities or other property exchangeable for such Restricted Shares, or received in connection with such Shares, pursuant to such reorganization, consolidation, merger or other similar event shall be deposited with the Company and shall become subject to the restrictions and conditions of this Agreement to the same extent as if it had been the original property granted hereby.

            9. WITHHOLDING. It shall be a condition of the obligation of the Company upon delivery of Restricted Shares to the Participant that the Participant pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for any Federal, state or local income or other taxes required by law to be withheld with respect to such Restricted Shares, including the payment to the Company upon the vesting of the Restricted Shares (or such earlier or later date as may be applicable under Section 83 of the Code) or other settlement in respect of the Restricted Shares of all such taxes. The Company shall be authorized to take such action as may be necessary in the opinion of the Company's counsel (including, without limitation, withholding vested Restricted Shares otherwise deliverable to Participant hereunder and/or withholding amounts from any compensation or other amount owing from the Company to the Participant) to satisfy all obligations for the payment of any such taxes. The Participant is hereby advised to seek his own tax counsel regarding the taxation of the grant of Restricted Shares made hereunder.

            10. SECURITIES LAWS. Upon the vesting of any Restricted Shares, the Company may require the Participant to make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement and appropriate legends may be placed on the certificates. The granting of the Restricted Shares hereunder shall be subject to all applicable laws, rules and regulations and to such approvals of any governmental agencies as may be required and appropriate legends may be placed on the certificates.

            11. NOTICES. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its General Counsel, and any notice to be given to the Participant shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 11, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 11. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

            12. GOVERNING LAW. The laws of the State of Delaware (or if the Company reincorporates in another state, the laws of that state) shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

            13. RESTRICTED STOCK AWARD SUBJECT TO THE EMPLOYMENT AGREEMENT AND PLAN. The Restricted Stock Award shall be subject to all terms and provisions of the Plan and the Employment Agreement, to the extent applicable to the Restricted Shares. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control. In the event of any conflict among this Agreement, the Plan and the Employment Agreement, the terms of the Employment Agreement shall control.

            14. SIGNATURE IN COUNTERPARTS. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


            IN WITNESS WHEREOF, the parties hereto have executed this Agreement.


                                    PRIMEDIA, INC.

                                    By:  ___________________
                                    Its:


_____________________
Participant